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                                                                    Exhibit 20.1

FNBC Credit Card Master Trust
Excess Spread Analysis - December 2001

-------------------------------------------------------------
Series                                         1997-1
Deal Size                                     $300 MM
Expected Maturity                            08/15/02
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Yield                                          17.65%
Less:     Coupon                                6.49%
          Servicing Fee                         1.35%
          Gross Credit Losses                   5.16%
Excess Spread:
          December-01                           4.65%
          November-01                           6.04%
          October-01                            6.16%
Three month Average Excess Spread               5.62%

Delinquencies:
          30 to 59 Days                         1.41%
          60 to 89 Days                         0.84%
          90 + Days                             1.35%
          Total                                 3.60%

Payment Rate:                                  12.87%